SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   6-23-99



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware                1-9102              7-0100596
(State or other jurisdiction   (Commission          (IRS Employer
 of Incorporation)             File Number)      Identification No.)



       245 South Los Robles Ave., Pasadena, California     91101
           (Address of principal executive offices)      (Zip Code)


          Registrant's telephone number, including area code:
                             (626) 683-4000



Item 5.   Other Events

The attached announcement was released to the news media on June 23, 1999.






















                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         AMERON INTERNATIONAL CORPORATION



                         By: /s/ Javier Solis
                              Javier Solis
                              Senior Vice President & Secretary




                            N E W S   R E L E A S E
June 23, 1999

Contacts:
James S. Marlen, Chairman, President and Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone: 626-683-4000


AMERON REPORTS CONTINUED IMPROVEMENT
WITH STRONG SECOND-QUARTER RESULTS


     PASADENA, Calif.-Ameron International Corporation (NYSE: AMN) today reported diluted earnings of $1.50 per share on sales of $149.5 million for the second quarter ended May 31, 1999. Ameron earned $1.09 per share on sales of $137.0 million for the same period in 1998. Year-to-date diluted earnings totaled $1.75 per share on sales of $272.4 million, compared to 86 cents per share on sales of $239.5 million in 1998.

     Commenting on the Company's results, James S. Marlen, Ameron's Chairman, President and Chief Executive Officer, stated, "Ameron continued to do well in the first half of 1999. The profitability of all of our businesses exceeded the levels of 1998. We are benefitting from the profit-enhancement programs implemented in 1998 and the strength of several of our markets, especially those served by our Concrete and Steel Pipe business."

     The Concrete and Steel Pipe business continued to accelerate in the second quarter because of favorable weather conditions and the timing of pipe deliveries. Sales and profits were significantly higher than in the same period of 1998.

     Ameron's worldwide Fiberglass-Composite Pipe business continued the trend of the first quarter with slightly lower sales but higher profits.
Profits remained higher because of improved product mix and the restructuring steps taken in 1998. The depressed oil industry continued to hamper sales. The impact of oil prices was partially offset by the residual strength of the U.S. fuel-handling market and by the continued strength of Asian operations. Sales and profits from Asian operations, including a plant in Singapore and the Company's new plant in Malaysia, were almost twice as high in 1999 as in the first half of 1998.


     While Ameron's worldwide Coatings business had higher sales and profits in the first six months of 1999 than in the same period of 1998, sales and profits declined slightly during the second quarter. The sales increase came from the acquisition of the former Croda Coatings businesses in April 1998. The slowdown reflects the continued softness in the worldwide coatings markets served by Ameron, principally due to the weakness of businesses related to the oil industry. Ameron's coatings are used extensively in such markets to protect petrochemical plants, offshore platforms and marine vessels. Additionally, Ameron's European coatings operations continued to be adversely impacted by the general economic conditions in the U.K.

     Ameron's Construction & Allied Products business continued to generate improved sales and profits in the second quarter and year to date.

     James S. Marlen commented, "We remain pleased with Ameron's strong performance for the first half of 1999, given the difficult conditions in some of the markets we serve. The current outlook confirms our earlier full-year forecast that Ameron will report higher profitability in 1999."

     Ameron and Tokyo Steel Manufacturing Co. Ltd. ("Tokyo Steel") have decided to retain their ownership of TAMCO. On June 12, 1998, Ameron and Tokyo
Steel had announced the intent to seek a buyer for the 75% of TAMCO owned by Ameron and Tokyo Steel. TAMCO is a leading manufacturer of reinforcing bar for West Coast markets.

     Commenting on Ameron's decision to retain its 50% ownership of TAMCO, James S. Marlen stated, "The perceived value for TAMCO was affected by the overall decline in the steel industry which began in the latter part of 1998. Although TAMCO had an outstanding operating year in 1998 and is doing even better in 1999, potential buyers have been preoccupied with the declines in their respective businesses. We feel that TAMCO is a significant asset with a strong market position that will continue to provide superior returns."

     Ameron International Corporation is a leading producer of high-performance coatings and finishes, fiberglass-composite pipe, concrete and steel pipe systems and other specialized construction products. The Company operates businesses in North America, South America, Europe, Asia and Australasia.

     Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to Ameron's estimated or anticipated future results are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economics worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.



Ameron International Corporation
Consolidated Statements of Income
Second Quarter Ended May 31,
(In thousands, except share and per share data)

                                                   1999          1998
                                                ---------       ---------
  Sales                                        $ 149,468       $ 136,974
  Cost of Sales                                 (109,909)       (100,648)
                                                ---------       ---------
      Gross Profit                                39,559          36,326

Selling, General and Administrative Expenses    ( 29,543)       ( 29,598)
Royalty, Equity and Other Income                   2,295           3,692
                                                ---------       ---------
Income before Interest and Taxes                  12,311          10,420

Interest, Net                                   (  3,458)       (  3,393)
                                                ---------       ---------
Income before Income Taxes                         8,853           7,027
Income Taxes                                    (  2,833)         (2,537)
                                                ---------       ---------
Net Income                                     $   6,020       $   4,490
                                                =========       =========
Basic Net Income Per Share (Based on
  Weighted Average Common Shares
  Outstanding of 4,006,798 Shares
  in 1999 and 4,009,773 Shares in 1998)        $    1.50       $    1.12
                                               =========       =========
Diluted Net Income Per Share (Based on
  Diluted Common Shares Outstanding
  of 4,019,270 Shares in 1999 and
  4,115,941 Shares in 1998)                    $    1.50       $    1.09
                                               =========       =========
Cash Dividends Paid                            $     .32       $     .32
                                               =========       =========



Ameron International Corporation
Consolidated Statements of Income
Six Months Ended May 31,
(In thousands, except share and per share data)

                                                   1999           1998
                                               ---------       ---------
  Sales                                        $ 272,367       $ 239,500
  Cost of Sales                                 (201,927)       (178,972)
                                                 ---------       ---------
      Gross Profit                                70,440          60,528

Selling, General and Administrative Expenses    ( 59,303)       ( 54,644)
Royalty, Equity and Other Income                   6,119           5,463
                                                 ---------       ---------
Income before Interest and Taxes                  17,256          11,347

Interest, Net                                   (  6,927)       (  5,886)
                                                 ---------       ---------
Income before Income Taxes                        10,329           5,461
Income Taxes                                    (  3,305)         (1,911)
                                                ---------       ---------
Net Income                                     $   7,024       $   3,550
                                                =========       =========
Basic Net Income Per Share (Based on
  Weighted Average Common Shares
  Outstanding of 4,006,798 Shares
  in 1999 and 4,009,773 Shares in 1998)        $    1.75       $    0.89
                                               =========       =========
Diluted Net Income Per Share (Based on
  Diluted Common Shares Outstanding
  of 4,019,270 Shares in 1999 and
  4,115,941 Shares in 1998)                    $    1.75       $    0.86
                                               =========       =========
Cash Dividends Paid                            $     .64       $     .64
                                                =========       =========



Ameron International Corporation
Consolidated Statements of Cashflow
Six Months Ended May 31,
(In thousands)
                                                 1999            1998
                                               ---------       ---------
Operating Activities
  Net Income                                   $   7,024       $   3,550
  Adjustments to Reconcile
    Net Income to Net Cash                        13,622          11,776
Changes in Operating Assets
    and Liabilities                              (11,423)        (13,935)
                                                ---------       ---------
Cash Provided by Operations                        9,223           1,391

Investing Activities
  Proceeds from Sale of Assets                     1,910             326
  Additions to Property, Plant
    and Equipment                                 (7,828)        (15,852)
  Acquisitions                                        -          (45,277)
  Other, Net                                      (3,174)           (699)
                                                ---------       ---------
Cash Used by Investing Activities                 (9,092)        (61,502)

Financing Activities
  Short and Long-Term Borrowings, Net                 45          58,633
  Dividends on Common Stock                       (2,558)         (2,566)
  Other, Net                                      (1,415)            343
                                                ---------       ---------
Cash (Used) Provided by Financing Activities      (3,928)         56,410

Effect of Exchange Rate Changes on Cash             (446)            (69)
                                                ---------       ---------
Net Change in Cash                             $  (4,243)      $  (3,770)
                                                =========       =========

                    Ameron International Corporation
                      Consolidated Balance Sheets
                             (In thousands)
                                                May 31,       November 30,
                                                  1999            1998
                                               ---------       ---------
ASSETS
Current Assets
  Cash and Equivalents                         $  12,133       $  16,376
  Receivables, Net                               132,144         136,380
  Inventories                                    105,643         106,654
  Other                                           15,916          14,280
                                               ---------       ---------
    Total Current Assets                         265,836         273,690
Investments and Advances -
  Affiliated Companies                            22,189          22,182
Property, Plant and Equipment, Net               150,760         157,918
Other Assets                                      46,795          46,429
                                               ---------       ---------
  Total Assets                                 $ 485,580       $ 500,219
                                               =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-Term Borrowings                        $   4,213       $   3,024
  Current Portion of Long-Term Debt               12,615          12,681
  Trade Payables                                  35,716          37,273
  Accrued Liabilities and Other                   48,381          50,353
         Federal and Other Income Taxes           15,627          23,499
                                               ---------       ---------
    Total Current Liabilities                    116,552         126,830
Long-Term Debt, Less Current Portion             162,723         165,308
Other Liabilities                                 39,869          40,913
                                                ---------       ---------
  Total Liabilities                              319,144         333,051
Stockholders' Equity
  Common Stock                                    13,007          13,007
  Additional Paid-In Capital                      17,828          17,828
  Retained Earnings                              191,640         187,174
  Accumulated Comprehensive Income               (11,845)         (8,062)
  Treasury Stock                                 (44,194)        (42,779)
                                                ---------       ---------
    Total Stockholders' Equity                   166,436         167,168
                                                ---------       ---------
  Total Liabilities and Stockholders' Equity   $ 485,580       $ 500,219
                                                =========       =========